Exhibit 10.1

PROMISSORY NOTE

$15,000,000.00 March 28, 2017

FOR VALUE RECEIVED, SALAMANDER INNISBROOK, LLC, a Florida limited liability company, and SALAMANDER INNISBROOK CONDOMINIUM, LLC, a Florida limited liability company (each individually referred to herein as the “Borrower” and collectively as the “Borrowers”), hereby jointly and severally promise to pay to the order of BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the “Bank”), at the office of Branch Banking and Trust Company, located in St. Petersburg, Florida (or at such other place or places as the Bank may designate) on the Maturity Date (as defined in the Loan Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) or, if less than such principal amount shall be outstanding, the aggregate unpaid principal amount of the Loan made by the Bank to the Borrowers pursuant to the Loan Agreement dated of even date herewith, among the Borrowers and the Bank (as amended or modified from time to time the “Loan Agreement”), or such earlier date as may be required pursuant to the terms of the Loan Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office. Principal and interest shall be paid on the dates and in the amounts and at the rates provided in the Loan Agreement.

Capitalized terms appearing within but not otherwise defined shall have the meaning ascribed to them in the Loan Agreement. All or any portion of the principal amount of the Loan may be prepaid as provided in the Loan Agreement.

Documentary stamp tax in the amount of $52,500 and intangibles tax will be paid in connection with the recording of the Mortgage in the official records of Pinellas County, Florida, securing this Promissory Note.

This Promissory Note is the Note in the aggregate principal amount of $15,000,000 referred to in the Loan Agreement and is issued pursuant to and entitled to the benefits and security of the Loan Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the loan evidenced hereby were or are made and are to be repaid.

Upon the occurrence of any one or more of the Events of Default under the Loan Agreement, or in any other document or instrument delivered in connection therewith, which Event of Default is not cured within any applicable grace period, all amounts then remaining unpaid on this Promissory Note may be declared to be immediately due and payable as provided in the Loan Agreement.

If payment of all sums due hereunder is accelerated under the terms of the Loan Agreement or under the terms of the other Loan Documents executed in connection therewith, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the Default Rate, or, if lower, the maximum rate permitted under applicable law, until such principal and interest have been paid in full. Further, in the event of such acceleration, this Promissory Note, and all other indebtedness of the Borrowers to the Bank shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers. Each Borrower hereby waives all exemptions and homestead laws.

The undersigned promise to pay to the Bank a late fee on any payment past due for ten or more days in the amount of five percent (5%) of the amount of payment past due. Where any payment is past due for ten or more days, subsequent payments shall first be applied to past due balances. This provision for late charges shall not be deemed to extend the time for payment beyond any “grace period” or “cure period” provided for in the Loan Agreement.

All sums received by the Bank for application to the Promissory Note may be applied by the Bank to late charges, expenses, costs, interest, principal and other amounts owing to the Bank in connection with the Promissory Note in the order selected by the Bank in its sole discretion.

In the event the indebtedness evidenced or secured hereby is collected by or through an attorney at law, the holder shall be entitled to collect reasonable and documented attorneys' fees. In the event suit or action is commenced hereunder, the holder shall be entitled to collect all collection costs, including reasonable and documented attorneys’ fees, to be fixed by the court, both in the trial court and upon any appeal. Demand, presentment, protest, notice of protest and notice of dishonor are hereby waived by all parties bound hereon.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA.

WAIVER OF TRIAL BY JURY. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, EACH BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS PROMISSORY NOTE OR ANY LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE BORROWERS AND THE BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK TO MAKE THE LOAN EVIDENCED BY THIS NOTE. FURTHER, EACH BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE,

THAT THE BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION IN THE EVENT OF LITIGATION. NO REPRESENTATIVE OR AGENT OF THE BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.